UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 29, 2016
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VERA BRADLEY, INC.
(Exact name of registrant as specified in its charter)
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Indiana	001-34918	27-2935063
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12420 Stonebridge Road, Roanoke, Indiana	46783
(Address of Principal Executive Offices)	(Zip Code)
(877) 708-8372
(Registrant’s telephone number, including area code)
None
(Former name, former address and former fiscal year, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Adoption of Trading Plans under Rule 10b5-1

Certain officers and directors of the Company have from time to time entered into written stock selling plans in accordance with Rule 10b5-1 of the Exchange Act, and the Company’s insider trading policy.  Rule 10b5-1 provides guidelines for officers, directors and other insiders to prearrange sales of the Company’s securities in a manner that avoids concerns about initiating stock transactions while in possession of material nonpublic information.  Such plans also allow insiders to diversify their holdings and to minimize the market effect of stock sales by spreading them out over time.
 On March 29, 2016, Kimberly F. Colby, Executive Vice President - Design, Product Development, entered into a written stock selling plan in accordance with Rule 10b5-1.  Pursuant to this plan, Ms. Colby may sell up to an aggregate of 357,657 shares of the Company’s common stock between May 2, 2016 and April 28, 2017, provided that certain prices specified in the plan are reached.
 Ms. Colby's plan was initiated during the Company’s open window for insider transactions and in accordance with the Company’s insider trading policy.  Actual transactions completed under Ms. Colby's 10b5-1 plan will be reported from time to time on forms filed with the Securities and Exchange Commission.  As of March 29, 2016, Ms. Colby beneficially owned 807,967 shares of the Company’s common stock.
 Except as may be required by law, the Company does not undertake to report modifications, terminations or other activities under current or future 10b5-1 plans established by our officers and directors.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vera Bradley, Inc.
(Registrant)

April 5, 2016	/s/ Anastacia S. Knapper
Anastacia S. Knapper Senior Vice President – General Counsel, Corporate Secretary